SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2009
THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)
Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130

(Commission File Number)	(I.R.S. Employer Identification No.)
1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)
(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     The Timken Company (the “Company”) and JTEKT Corporation (the “Purchaser”) entered into a definitive Sale and Purchase Agreement (the “Purchase Agreement”), dated July 29, 2009, pursuant to which the Purchaser has agreed to acquire the Company’s needle roller bearing business (the “Business”). The closing of the transaction is expected to occur by the end of 2009, subject to customary regulatory approvals and the satisfaction or waiver of other closing conditions.
     In accordance with generally accepted accounting principles in the United States, the Company has reclassified the results of the Business to discontinued operations for all periods prior to the sale. Included in Exhibit 99.1 to this Current Report are the 2008 quarterly and the first two quarters of 2009 financial results of the Company depicting income from continuing operations and income from discontinued operations, both “as reported” and excluding special items.
     This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Exhibits.

99.1	The Timken Company 2008 quarterly and the first two quarters of 2009 financial results, depicting income from continuing operations and income from discontinued operations and segment results.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY
By:	/s/ William R. Burkhart
William R. Burkhart
Senior Vice President and General Counsel

Date: October 28, 2009

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	The Timken Company 2008 quarterly and the first two quarters of 2009 financial results, depicting income from continuing operations and income from discontinued operations and segment results.